Exhibit 5.1

30 ROCKEFELLER PLAZA	AUSTIN	LONDON
NEW YORK, NEW YORK	BEIJING	MOSCOW
10112-4498	BRUSSELS	NEW YORK
	DALLAS	PALO ALTO
TEL +1 212.408.2500	DUBAI	RIYADH
FAX +1 212.408.2501	HONG KONG	SAN FRANCISCO
BakerBotts.com	HOUSTON	WASHINGTON

September 16, 2019

QVC, Inc.
1200 Wilson Drive
West Chester, Pennsylvania  19380

Ladies and Gentlemen:

We have acted as counsel to QVC, Inc., a Delaware corporation (the “Company”), with respect to certain legal matters in connection with the registration statement on Form S-3 (the “Registration Statement”) filed by the Company on September 16, 2019, and the additional registrants listed therein (the “Subsidiary Guarantors”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), registering securities to be issued and sold from time to time pursuant to Rule 415 of the Securities Act.  Such securities include: (a) senior debt securities of the Company (“Senior Debt Securities”) and subordinated debt securities of the Company (“Subordinated Debt Securities” and, together with the Senior Debt Securities, “Debt Securities”), which may be issued in one or more series, consisting of notes, debentures or other evidences of indebtedness and (b) full and unconditional guarantees of one or more series of the Debt Securities (the “Guarantees” and together with the Debt Securities, the “Securities”).

The Securities may be issued and sold or delivered as set forth in the Registration Statement, any amendment thereto, the prospectus contained therein (the “Prospectus”), prospectuses supplementing the Prospectus or prospectuses which provide information supplementing the Prospectus (the “Prospectus Supplements”).

Each series of Debt Securities will be issued (a) in the case of the Senior Debt Securities, pursuant to an indenture to be entered into between the Company, as issuer, any Subsidiary Guarantors party thereto, as guarantors, and the trustee (the “Senior Indenture”) and (b) in the case of the Subordinated Debt Securities, pursuant to an indenture to be entered into between the Company, as issuer, any Subsidiary Guarantors party thereto, and the trustee (the “Subordinated Indenture,” and together with the Senior Indenture, the “Indentures”).

At your request, this opinion is being furnished to you for filing as Exhibit 5.1 to the Registration Statement.

In our capacity as your counsel and as a basis for the opinions hereinafter expressed, we have examined (a) the Restated Certificate of Incorporation of the Company, as amended to date (the “Certificate of Incorporation”), (b) the Amended and Restated By-Laws of the Company, as amended to date (the “By-Laws” and together with the Certificate of Incorporation, the “Charter Documents”), (c) the organizational documents of each of the Subsidiary Guarantors, (d) the forms of Indentures filed as exhibits to the Registration Statement, (e) records of corporate, limited liability company and limited partnership proceedings of the Company and the Subsidiary Guarantors that have occurred prior to the date hereof with respect to the Registration Statement

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as furnished to us by the Company and the Subsidiary Guarantors, (f) originals, or copies certified or otherwise identified, of certificates of public officials and of representatives of the Company and the Subsidiary Guarantors and (g) the Registration Statement and the Prospectus.

In giving the opinions below, we have assumed, without independent investigation, that each document submitted to us for review is accurate and complete, each such document that is an original is authentic, each such document that is a copy conforms to an authentic original and all signatures on each such document are genuine.

In connection with this opinion, we have also assumed that:

(a)           the Registration Statement and any amendments thereto (including post-effective amendments) will have become effective under the Securities Act;

(b)           in connection with any offering of Securities, a Prospectus Supplement will have been prepared and filed with the Commission describing the Securities offered thereby;

(c)           all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement (including post-effective amendments) and the appropriate Prospectus Supplement;

(d)           The Shareholder Director of the Company and, if applicable, the board of directors of each Subsidiary Guarantor (or the member, managers or general partner of a Subsidiary Guarantor, as the case may be) or, to the extent permitted by the Charter Documents, the organizational documents of the applicable Subsidiary Guarantor and the corporation or limited liability company laws of the jurisdiction of incorporation or organization of the Company and, if applicable, each Subsidiary Guarantor, a duly constituted and acting committee thereof (such Shareholder Director, board of directors, member, managers, general partner or committee being hereinafter referred to as the “Member”) will have taken all necessary corporate or limited liability company action to authorize the issuance of the Securities and any other Securities issuable on the conversion, exchange, redemption or exercise thereof, and to authorize the terms of the offering and sale of such Securities and related matters;

(e)           a definitive purchase, underwriting or similar agreement (“Purchase Agreement”) with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company and the Subsidiary Guarantors, if applicable, and the other parties thereto;

(f)            any securities issuable upon conversion, redemption, exchange or exercise of any Securities being offered will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, redemption, exchange or exercise;

(g)           all Securities, and any certificates in respect thereof, will be delivered in accordance with either (i) the provisions of the applicable Purchase Agreement approved by the applicable Member upon payment of the consideration therefor provided for therein or (ii) upon conversion,

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exchange, redemption or exercise of any other Security, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion, exchange, redemption or exercise as approved by the Member; and

(h)           in the case of Debt Securities of any series issuable under any Indenture, (i) if such Debt Securities are Senior Debt Securities, an indenture substantially in the form of the Senior Indenture will have been duly executed and delivered by the Company, any Subsidiary Guarantors, as applicable, and the trustee thereunder, (ii) if such Debt Securities are Subordinated Debt Securities, an indenture substantially in the form of the Subordinated Indenture will have been duly executed and delivered by the Company, any Subsidiary Guarantors, as applicable, and the trustee thereunder, (iii) the Company’s Member will have taken all necessary corporate action to designate and establish the terms of such series of Debt Securities, in accordance with the terms of the Indenture under which such Debt Securities will be issued, and such Debt Securities will not include any provision that is unenforceable, (iv) the Indenture under which such Debt Securities will be issued will have become qualified under the Trust Indenture Act of 1939, as amended and (v) forms of Debt Securities complying with the terms of the Indenture under which such Debt Securities will be issued and evidencing such Debt Securities will have been duly executed, authenticated, issued and delivered in accordance with the provisions of such Indenture.

Based on the foregoing, and subject to the assumptions, qualifications, limitations, and exceptions set forth herein, we are of the opinion that:

1.             The Debt Securities, when issued, will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforceability thereof is subject to the effect of (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or conveyance or other similar laws relating to or affecting creditors’ rights generally, (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) or (iii) any implied covenants of good faith and fair dealing.

2.             Each Guarantee issued by a Subsidiary Guarantor, when issued, will constitute a valid and legally binding obligation of such Subsidiary Guarantor, enforceable against such Subsidiary Guarantor in accordance with its terms, except as the enforceability thereof is subject to the effect of (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or conveyance or other similar laws relating to or affecting creditors’ rights generally, (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) or (iii) any implied covenants of good faith and fair dealing.

The opinions set forth above are limited in all respects to matters of the laws of the States of New York, Texas and North Carolina, the General Corporation Law of the State of Delaware and applicable federal law of the United States of America, in each case, as in effect on the date hereof. With respect to all matters of North Carolina law, we have, with your approval, relied upon the opinion, dated as of the date hereof, of Womble Bond Dickenson (US) LLP, and our opinion

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is subject to the same assumptions, qualifications and limitations with respect to such matters as are contained in such opinion of Womble Bond Dickenson (US) LLP.

We hereby consent to the filing of this opinion of counsel as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our Firm under the heading “Legal Matters” in the Prospectus forming a part of the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Baker Botts L.L.P.